Exhibit 99.1

Super League Announces Cost Structure Reductions Amid Drive Towards Profitability

Company restructures executive compensation and reduces headcount to lower operating costs by approximately 30%

SANTA MONICA, Calif., May 6, 2025 (GLOBE NEWSWIRE) -- Super League (Nasdaq: SLE) (the “Company”), a leader in engaging audiences through playable media, content, and experiences, announced today an update on the Company’s efforts to significantly reduce its costs structure through a 35% workforce reduction and restructuring of management compensation. The measures, effective primarily as of April 14, 2025 and May 1st, 2025, respectively, are expected to reduce fiscal year operating costs by approximately $2.7 million through December 31, 2025, which should help the Company reach its targeted goal of being EBITDA positive in Q4 2025.

“On the heels of our recent accretive acquisition of Supersocial in support of business expansion, today’s announcement reinforces our commitment to streamlining the company’s cost structure towards the goal of achieving profitability as quickly as possible,” commented Matt Edelman, CEO and President of Super League. “While always challenging to part ways with valued members of our team, these necessary cost reductions taken together with our strategic realignment and industry consolidation trends position us well to capture key long-term growth opportunities inherent in connecting brands with massive consumer audiences through playable media.”

About Super League

Super League (Nasdaq: SLE) is redefining how brands connect with consumers through the power of playable media. The Company provides global brands with ads, content, and experiences that are not only seen - they’re played, felt, and remembered - within mobile games and the world’s largest immersive gaming platforms. Powered by proprietary technology, an award-winning development studio, and a vast network of native creators, Super League is a one-of-a-kind partner for brands looking to stand out in culture, spark loyalty, and drive meaningful impact. In a world where attention is earned, Super League makes brands relevant - by making them playable. For more information, visit superleague.com.

Investor Relations Contact:

Shannon Devine/ Mark Schwalenberg

MZ North America

Main: 203-741-8811

SLE@mzgroup.us

Forward Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about Super League’s growth strategies, the ability to actualize the benefits of the transaction with Infinite Reality, our possible or assumed business strategies, new products, potential market opportunities and our ability to secure adequate working capital. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect to our business; our ability to realize the anticipated benefits of the reduction of costs, that the anticipated benefits of the reduction in costs will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition in our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial condition and operating results will be included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings that we make from time to time with the Securities and Exchange Commission (the “SEC”) which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.